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                                                                   EXHIBIT 10.45


               FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT


     This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of the 25th day of March, 1998, by and between PHYSICIANS' SPECIALITY CORP., a Delaware corporation ("PSC"), and GERALD R. BENJAMIN, an individual resident of the state of Georgia ("Executive").

                                  WITNESSETH:

     WHEREAS, PSC and Executive entered into that certain Executive Employment Agreement dated November 26, 1996 (the "Agreement");

     WHEREAS, PSC and Executive desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. All capitalized terms contained in this Amendment and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.

     2. Section 1.1 of the Agreement is hereby amended by inserting the following sentence after the period at the end of the second sentence for such section: "Executive may hold such other offices of Company to which the Board of Directors may, from time to time, appoint Executive and to which Executive consents to serve."

     3. Section 1.1 of the Agreement is hereby further amended by inserting the following sentence after the period at the end of such section; "Executive shall devote his full time (i.e., no less than 40 hours per week) to performing his obligations hereunder and shall perform his obligations hereunder diligently, faithfully and to the best of Executive's abilities. Notwithstanding the foregoing, Executive shall continue to serve as Chairman of Bock, Benjamin & Co. and have other financial interests and income in connection therewith or delivered therefrom."

     4. Commencing as of the date of this Amendment, Executive's Base Salary shall be increased to a rate of One Hundred Fifty Thousand Dollars ($150,000) per annum.

     5. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     6.   This Amendment shall be governed by the laws of the State of Georgia.
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     7.   Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

                                             PHYSICIANS' SPECIALTY CORP.


                                             By /s/ RICHARD D. BALLARD
                                                -----------------------------
                                             Title: CEO
                                                    -------------------------

                                             /s/ GERALD R. BENJAMIN
                                             --------------------------------
                                             Gerald R. Benjamin